Exhibit 99.1

WEATHERFORD INTERNATIONAL PLC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of November 30, 2018, Weatherford International plc (“Weatherford”) has closed on the first two of a series of four closings of the previously announced sale of its land drilling rigs operations in Algeria, Kuwait and Saudi Arabia, as well as two idle land rigs in Iraq, to ADES International Holding Ltd. (“ADES”), for a purchase price of $287.5 million, subject to potential adjustments based on working capital, net cash, loss or destruction of rigs and drilling contract backlog shortfall. We received gross cash proceeds of $215.5 million in connection with the first two closings of the Kuwait and Saudi Arabia land drilling rigs operations, and the assets, liabilities of these two operations have been transferred to ADES. The closing of the sale of the land drilling rigs operations in Kuwait and Saudi Arabia included 23 drilling rigs and approximately 1,900 employees.

The entire series of transactions includes a total 31 land drilling rigs and related drilling contracts, as well as approximately 2,300 employees and contract personnel. The Sale and Purchase Agreements allow for a series of four closings, on a country-by-country basis, the majority of which are expected to be completed by year-end 2018, following any required regulatory approvals, consents and other customary closing conditions.

The unaudited pro forma condensed consolidated balance sheet of Weatherford International plc as of September 30, 2018 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 and for the nine months ended September 30, 2018 were derived from our historical condensed consolidated balance sheet and statements of operations. The unaudited pro forma condensed consolidated statement of operations gives effect to the disposition of land drilling rigs operations in Kuwait and Saudi Arabia as if the dispositions occurred on January 1, 2017. The unaudited pro forma condensed consolidated balance sheet assumes the disposition of land drilling rigs operations in Kuwait and Saudi Arabia occurred on September 30, 2018. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are estimates and subject to change. The unaudited pro forma condensed consolidated information is for illustrative and informational purposes only and is not intended to reflect what our condensed consolidated financial position and results of operations would have been had the disposition occurred on the dates indicated and is not necessarily indicative of our future condensed consolidated financial position and results of operations.

The pro forma adjustments remove the Kuwait and Saudi Arabia land drilling rigs operations, assets, liabilities and results of operations, and give effect to the following items:

•	An adjustment to reflect the net cash proceeds used to repay debt;

•	An adjustment to interest expense associated with the repayment of company debt; and

•	An adjustment to reflect accrued liabilities for estimated professional fees and closing costs related to the sale of the land drilling rigs operations in Kuwait and Saudi Arabia.

Our unaudited pro forma condensed consolidated statements of operations do not include adjustments for all of the costs of operating after the disposition of the land drilling rigs operations in Kuwait and Saudi Arabia, since they are not factually supportable and recurring.

WEATHERFORD INTERNATIONAL PLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE PERIOD ENDED DECEMBER 31, 2017

	Weatherford	Disposed	Pro Forma
(Dollars in millions, except per share amounts)	Historical	Businesses	Adjustments		Pro Forma
Total Revenues	5,699	(216)	—		5,483

Costs and Expenses:
Cost of Products and Services	4,889	(219)	—		4,670
Research and Development	158	—	—		158
Selling, General and Administrative Attributable to Segments	910	(14)	—		896
Corporate General and Administrative	130	—	—		130
Long-Lived Asset Impairments, Write-Downs and Other Charges	1,664	(407)	—		1,257
Restructuring Charges	183	—	—		183
Gain on Sale of Businesses and Other	(106)	—	—		(106)
Total Costs and Expenses	$7,828	$(640)	$—		$7,188

Operating (Loss) Income	$(2,129)	$424	$—		$(1,705)

Net Interest and Other Expense	(527)	—	12	(a)	(515)
Loss Before Income Taxes	(2,656)	424	12		(2,220)
Provision for Income Taxes	(137)	1	—		(136)
Net Loss	(2,793)	425	12		(2,356)
Net Income Attributable to Noncontrolling Interests	20	(2)	—		18
Net Loss Attributable to Weatherford	$(2,813)	$427	$12		$(2,374)

Loss Per Share Attributable to Weatherford:
Basic	$(2.84)				$(2.40)
Diluted	$(2.84)				$(2.40)

Weighted Average Shares Outstanding:
Basic	990				990
Diluted	990				990

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

WEATHERFORD INTERNATIONAL PLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE PERIOD ENDED SEPTEMBER 30, 2018

	Weatherford	Disposed	Pro Forma
(Dollars in millions, except per share amounts)	Historical	Businesses	Adjustments		Pro Forma
Total Revenues	4,315	(183)	—		4,132

Costs and Expenses:
Cost of Products and Services	3,393	(151)	—		3,242
Research and Development	106	—	—		106
Selling, General and Administrative Attributable to Segments	591	(10)	—		581
Corporate General and Administrative	101	—	—		101
Long-Lived Assets Impairments, Asset Write-Downs and Other	159	(47)	—		112
Restructuring and Transformation Charges	90	—	—		90
Total Costs and Expenses	$4,440	$(208)	$—		$4,232

Operating Loss	$(125)	$25	$—		$(100)

Net Interest and Other Expense	(490)	—	9	(a)	(481)
Income Before Income Taxes	(615)	25	9		(581)
Provision for Income Taxes	(80)	3	—		(77)
Net Loss	(695)	28	9		(658)
Net Income Attributable to Noncontrolling Interests	13	(2)	—		11
Net Loss Attributable to Weatherford	$(708)	$30	$9		$(669)

Loss Per Share Attributable to Weatherford:
Basic & Diluted	$(0.71)				$(0.67)

Weighted Average Shares Outstanding:
Basic & Diluted	996				996

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

WEATHERFORD INTERNATIONAL PLC AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
AS OF SEPTEMBER 30, 2018

	Weatherford	Disposed
(Dollars in millions, except per share amounts)	Historical	Businesses		Pro Forma
Current Assets:
Cash and Cash Equivalents	$393	$—		$393
Accounts Receivable, Net	1,155	—		1,155
Inventories, Net	1,097	—		1,097
Other Current Assets	467	8	(b)	475
Current Assets Held for Sale	618	(254)	(c)	364
Total Current Assets	3,730	(246)		3,484

Property, Plant and Equipment, Net	2,157	—		2,157
Goodwill	2,632	—		2,632
Other Intangible Assets, Net	192	—		192
Other Non-Current Assets	127	—		127
Total Assets	$8,838	$(246)		$8,592

Current Liabilities:
Short-term Borrowings and Current Portion of Long-term Debt	$396	$(216)	(d)	$180
Accounts Payable	728	—		728
Accrued Salaries and Benefits	241	—		241
Income Taxes Payable	231	—		231
Other Current Liabilities	654	8	(e)	662
Current Liabilities Held for Sale	49	(36)	(c)	13
Total Current Liabilities	2,299	(244)		2,055

Long-term Debt	7,626	—		7,626
Other Non-Current Liabilities	421	—		421
Total Liabilities	10,346	(244)		10,102

Shareholders’ Equity:
Shares - Par Value $0.001; Authorized 1,356 shares, Issued and Outstanding 1,000 shares	1	—		1
Capital in Excess of Par Value	6,702	—		6,702
Retained Earnings	(6,568)	7	(f)	(6,561)
Accumulated Other Comprehensive Loss	(1,688)	—		(1,688)
Weatherford Shareholders’ Equity	(1,553)	7		(1,546)
Noncontrolling Interests	45	(9)	(g)	36
Total Shareholders’ Equity	(1,508)	(2)		(1,510)
Total Liabilities and Shareholders’ Equity	$8,838	$(246)		$8,592

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

WEATHERFORD INTERNATIONAL PLC AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)	Represents the adjustment to interest expense resulting from the assumed repayment of company debt.

(b)	Represents a receivable for the reimbursement of capital expenditures related to the sale of the land drilling rigs operations in Kuwait and Saudi Arabia.

(c)
Represents the removal of the property, plant and equipment, inventory, other assets and liabilities, which were classified as held for sale, from the balance sheet due to the sale of the land drilling rigs operations in Kuwait and Saudi Arabia.

(d)
Represents the cash proceeds of $215.5 million from the sale of the land drilling rigs operations in Kuwait and Saudi Arabia, before closing costs and customary post-closing working capital adjustment, used to repay debt.

(e)	Represents accrued liabilities for estimated professional fees and closing costs related to the sale of the land drilling rigs operations in Kuwait and Saudi Arabia.

(f)	Represents the operating results, including any gain or loss on sales, that would have been recorded as of September 30, 2018.

(g)	Represents the removal of income attributable to noncontrolling interest owners due to the sale of the land drilling rigs operations in Kuwait and Saudi Arabia.